EXHIBIT A
JOINT FILING AGREEMENT

     This Joint Filing Agreement (this “Agreement”) hereby confirms the agreement by and among all of the undersigned that the Amendment No. 1 to the Schedule 13D to which this Agreement is attached as Exhibit A with respect to the beneficial ownership of the undersigned of shares of Celeritek, Inc.’s Common Stock is being filed on behalf of each of the undersigned. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Date: May 27, 2003	/s/ Tim McGaw as Attorney-in-Fact* Kevin Douglas

Date: May 27, 2003	/s/ Tim McGaw as Attorney-in-Fact* James E. Douglas, III

Date: May 27, 2003	DOUGLAS FAMILY TRUST

	By:	/s/ Tim McGaw as Attorney-in-Fact*

James E. Douglas, Jr.
	Title:	Trustee

	By:	/s/ Tim McGaw as Attorney-in-Fact*

Jean A. Douglas
	Title:	Trustee

Date: May 27, 2003	JAMES DOUGLAS AND JEAN DOUGLAS IRREVOCABLE DESCENDANTS’TRUST

	By:	/s/ Tim McGaw as Attorney-in-Fact*

Kevin Douglas
	Title:	Trustee

	By:	/s/ Tim McGaw as Attorney-in-Fact*

Michelle Douglas
	Title:	Trustee

*Executed pursuant to the Power of Attorney filed as Exhibit I to the Schedule 13D filed with the SEC by the Reporting Persons hereunder on April 1, 2003 and incorporated herein by this reference.

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